EXHIBIT (e)(1)(b)

Schedule A

EATON VANCE VARIABLE TRUST

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

May 1, 2017

Fund	Class
Eaton Vance VT Floating-Rate Income Fund	Initial Class
ADV Class
Institutional Class